                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BANCORPSOUTH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              (BANCORPSOUTH LOGO)

                             ONE MISSISSIPPI PLAZA
                           TUPELO, MISSISSIPPI 38801

                                 March 24, 1998

TO THE SHAREHOLDERS OF
  BANCORPSOUTH, INC.

     On Tuesday, April 21, 1998, at 7:00 p.m. (Central Time), the annual meeting of shareholders of BancorpSouth, Inc. will be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi. Dinner will be served. I trust that you will make every effort to attend and participate in the business of the meeting.

     Please read our enclosed Annual Report to Shareholders and Proxy Statement for the 1998 annual meeting of shareholders. Sign, date and return the enclosed proxy, which is being solicited by the Board of Directors of the Company, as soon as possible. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

     If you plan to attend the dinner portion of the meeting, please be sure to complete and return the enclosed reservation card.

                                          Sincerely,

                                          /s/ AUDREY B. PATTERSON
                                          AUBREY B. PATTERSON
                                          Chairman of the Board
                                          and Chief Executive Officer

Enclosures:
1. Proxy Card and Business Reply Envelope
2. Meeting Reservation Card
3. Annual Report

                       IMPORTANT . . . SEND IN YOUR PROXY

                   DATE, FILL IN AND SIGN THE ENCLOSED PROXY
                            AND RETURN IT PROMPTLY.

                              (BANCORPSOUTH LOGO)

                             ONE MISSISSIPPI PLAZA
                           TUPELO, MISSISSIPPI 38801

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 21, 1998

TO THE SHAREHOLDERS
  OF BANCORPSOUTH, INC.

     The annual meeting of shareholders of BancorpSouth, Inc. (the "Company") will be held on Tuesday, April 21, 1998, at 7:00 p.m. (Central Time) at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, for the following purposes:

     (1) To elect two Class III directors;

     (2) To approve certain amendments and restatements of the Company's 1994 Stock Incentive Plan and 1995 Non-Qualified Stock Option Plan for Non-Employee Directors;

     (3) To ratify the appointment of the accounting firm of KPMG Peat Marwick LLP as independent auditors of the Company and its subsidiaries for the year 1998; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 6, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors

                                          /s/ AUDREY B. PATTERSON
                                          AUBREY B. PATTERSON
                                          Chairman of the Board
                                          and Chief Executive Officer

March 24, 1998

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                              (BANCORPSOUTH LOGO)

                             ONE MISSISSIPPI PLAZA
                           TUPELO, MISSISSIPPI 38801

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BancorpSouth, Inc. (the "Company"), to be voted at the Company's annual meeting of shareholders to be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, on April 21, 1998, at 7:00 p.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 24, 1998.

     If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, it will be voted (a) for the election as directors of the nominees described in this Proxy Statement, (b) to approve proposed amendments and restatements of the Company's 1994 Stock Incentive Plan and 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, (c) to ratify the appointment of the firm of KPMG Peat Marwick LLP as independent auditors of the Company and its subsidiaries for 1998, and (d) for the recommendations of the Board of Directors on any other proposal that may properly come before the meeting.

     Shareholders who sign proxies have the right to revoke them by written request to the Company at any time before they are voted, and the giving of the proxy will not affect the right of any shareholder to attend the meeting and vote in person.

     The close of business on March 6, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at this year's annual meeting. As of such date, the Company had 500,000,000 authorized shares of common stock, $2.50 par value (the "Common Stock"), of which 22,329,777 shares were outstanding and entitled to vote. The Common Stock is the Company's only outstanding voting stock.

                       PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

     The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The Board of Directors has nominated the two individuals named below under the caption "Class III Nominees" for election as directors to serve until the annual meeting of shareholders in 2001 or until their earlier retirement in accordance with the policy of the Board of Directors. The policy provides that a director shall retire at age 65 unless he or she continues to be actively engaged in his or her primary occupation, in which event he or she shall retire at age 70. Each nominee has consented to be a candidate and to serve, if elected.

     In addition to the two Class III nominees named below, Frank A. Riley and
J. Louis Griffin, Jr. currently serve as Class III directors of the Company. Messrs. Riley and Griffin are both retiring from the Board of Directors upon expiration of their current terms at this year's annual meeting.

     Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The holders of Common Stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast one vote per share for each nominee.

     Unless a proxy shall specify otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

CLASS III NOMINEES

     The following table shows the names, ages, principal occupations and certain directorships of the nominees to become Class III directors and the year in which each nominee was first elected to the Board of Directors.

                                                                                       DIRECTOR
           NAME             AGE        PRINCIPAL OCCUPATION/OTHER DIRECTORSHIPS         SINCE
           ----             ---        ----------------------------------------        --------
Aubrey B. Patterson         55   Chairman of the Board, President and Chief Executive    1983
                                   Officer of the Company and BancorpSouth Bank
Andrew R. Townes, D.D.S.    66   Doctor of Dental Surgery, Grenada, Mississippi          1971

CONTINUING DIRECTORS

     The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated. Shareholders are not voting on the election of the Class I and Class II directors. The following table shows the names, ages, principal occupations and other directorships of each continuing director, and the year in which each was first elected to the Board of Directors.

                                                                                       DIRECTOR
           NAME             AGE        PRINCIPAL OCCUPATION/OTHER DIRECTORSHIPS         SINCE
           ----             ---        ----------------------------------------        --------
CLASS II -- 1999
W. G. Holliman, Jr.         60   President and Chief Executive Officer, Furniture        1994
                                   Brands International, Inc., St. Louis, Missouri
                                   and Tupelo, Mississippi (furniture manufacturer)
A. Douglas Jumper           66   President, S&J Steel Builders, Inc., Booneville,        1972
                                   Mississippi; Director, Cavalier Homes, Inc.,
                                   Addison, Alabama (mobile home manufacturer);
                                   Director, River Oaks Furniture, Inc., Fulton,
                                   Mississippi (furniture manufacturer)
Turner O. Lashlee           61   Chairman of the Board and President, Lashlee-Rich,      1992
                                   Inc., Humboldt, Tennessee (general construction
                                   and retail building materials supplier)
Alan W. Perry               50   Attorney at Law, Forman, Perry, Watkins, Krutz &        1994
                                   Tardy, Jackson, Mississippi
CLASS I -- 2000
Shed H. Davis               65   Managing Partner, Davis Farms Partnership, Bruce,       1955
                                   Mississippi (farming)
Hassell H. Franklin         62   Chief Executive Officer, Franklin Corp., Houston,       1974
                                   Mississippi (furniture manufacturer)
Fletcher H. Goode, M.D.     68   Ophthalmologist, Millington, Tennessee                  1996
Travis E. Staub             65   Vice Chairman, JESCO, Inc., Fulton, Mississippi         1975
                                   (construction)
Lowery A. Woodall           68   Management Consultant, Forrest General Hospital,        1994
                                   Hattiesburg, Mississippi

     Each of the nominees and continuing directors has had the principal occupation indicated for more than five years.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During 1997, the Board of Directors of the Company held seven meetings. Each director attended at least 75% of the meetings of the Board of Directors and all committees on which such director served.

     The Board of Directors has established the standing committees described below. Mr. Patterson serves as an ex officio member of each committee other than the Audit and Loan Review Committee and Stock Incentive Committee, in addition to being Chairman of the Executive Committee.

     The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company except those matters which cannot by law be delegated by the Board. Generally, the Executive Committee meets monthly. The Executive Committee held 12 meetings during 1997. The current members of the Executive Committee are Messrs. Patterson (Chairman), Franklin, Jumper, Riley and Staub.

     The Audit and Loan Review Committee is responsible for determining the effectiveness of internal controls and operational procedures, compliance with applicable policies, regulations and laws, the engagement of the independent auditors for the Company and supervision of the annual audit. This committee also serves as the Audit and Loan Review Committee for BancorpSouth Bank, the Company's bank subsidiary. The Audit and Loan Review Committee is currently composed of Messrs. Townes (Chairman), Goode and Perry. This committee met 12 times during 1997.

     The Human Resources and Marketing Committee reviews and approves the salaries, benefits and other compensation of the employees of the Company and its subsidiaries. The current members of this committee are Messrs. Woodall (Chairman), Griffin, Holliman and Lashlee. The committee met 12 times during 1997.

     The Stock Incentive Committee administers the Company's 1990 and 1994 Stock Incentive Plans (together, the "Stock Incentive Plans"). The current members of this committee are Messrs. Staub (Chairman), Holliman and Woodall. This committee met one time during 1997.

     The Nominating Committee recommends to the Board of Directors nominees for election to the Board. The current members of this committee are Messrs. Franklin (Chairman), Jumper, Patterson, Riley and Staub. The Nominating Committee met five times during 1997.

     Shareholders may make recommendations for nominees for the Board of Directors to the Nominating Committee by submitting written notice to the Chief Executive Officer of the Company at least 90 days prior to the annual meeting. This written notice must contain, to the extent known by the nominating shareholder, the name, address and the principal occupation of each proposed nominee and the name, residential address and the number of shares owned by the notifying shareholder.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or any committee thereof. Directors receive an annual retainer of $3,600, and are paid a meeting fee of $400 for each regular or special meeting attended. Members of the Executive Committee receive a fee of $1,000 for each committee meeting attended. Chairmen of standing or special committees of the Board of Directors receive an annual fee of $1,200 for serving as such. Members of other standing committees receive $500 for each committee meeting attended. In addition, each of the Company's directors serves on the Board of Directors of BancorpSouth Bank. Each director of BancorpSouth Bank who is not an employee of BancorpSouth Bank is paid $1,000 for each regular or special meeting of the Board of Directors of BancorpSouth Bank attended. Directors are reimbursed for necessary travel expenses and are insured under the Company's group life insurance plan for amounts of $15,000 to age 65 and $9,750 from age 65 until reaching age 70.

     Directors may defer receipt of all or a portion of these fees by entering into a compensation deferral agreement with the Company. Beginning in 1999, however, at least 50% of the director fees will be paid in the form of Common Stock pursuant to the Company's Director Stock Plan (the "Stock Plan"), established on February 14, 1998 by the Board of Directors. Under the Stock Plan, each director will automatically receive

50% of the director fee payable to such director in the form of Common Stock. Each director may elect to receive the remaining portion of the fee in cash or Common Stock, or defer the receipt of the cash fee through a compensation deferral arrangement.

     Each non-employee director of the Company also participates in the Company's 1995 Non-Qualified Stock Option Plan For Non-Employee Directors (the "Directors Plan"). The Directors Plan provides for the grant of certain stock incentives to participating directors on May 1 of each year. Prior to 1998, the participating directors each have received annually options to purchase a pro rata share of 24,000 shares of Common Stock. For 1997, the 11 participating directors each were granted options to purchase 2,181 shares of Common Stock. Options can be exercised at any time after the date of the annual meeting of shareholders that follows the date of grant, provided that the director continuously serves during that term. The exercise price of an option is the fair market value of the Common Stock on the date of grant. Options expire upon the earlier of ten years after the date of grant or termination of service as a director. Through 1997, each option grant included an award of stock appreciation rights ("SARs") equal to 50% of the number of shares of Common Stock subject to the related option. SARs entitle each optionee to receive cash payments from the Company based on the excess of the fair market value per share of Common Stock on the date on which an SAR is exercised over the purchase price per share of the underlying option. SARs are exercisable only to the extent that the underlying option is exercisable and shall terminate when the option terminates. The provisions permitting the future grant of SARs were eliminated effective January 1, 1998, and the annual award of options were modified as follows: (i) on May 1, 1998, each participating director will receive 400 shares of restricted Common Stock, one-third of such shares will vest upon the annual meeting of shareholders of the Company during each of the three years immediately following the date of grant, and options to purchase 600 shares of Common Stock; (ii) on May 1, 1999 and each year thereafter, each participating director will receive options to purchase 1,800 shares of Common Stock. Such options become fully vested at the annual meeting of shareholders following the date of grant. The Directors Plan is administered by the Board of Directors or a committee comprised of members of the Board of Directors who are designated for this purpose, which may not deviate from the express annual awards provided for in the Directors Plan. A total of 192,000 shares of Common Stock have been reserved for issuance under the Directors Plan. Options to purchase 71,982 shares of Common Stock have previously been granted under the Directors Plan, of which options to purchase 13,962 shares have been exercised.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 31, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) all directors and nominees, (iii) each of the executive officers of the Company named in the Summary Compensation Table set forth below under the caption "EXECUTIVE COMPENSATION," and (iv) all directors and executive officers of the Company as a group.

                                                                 SHARES
                                                              BENEFICIALLY      PERCENT
                                                                OWNED(1)        OF CLASS
                                                              ------------      --------
BancorpSouth, Inc. Amended and Restated Salary Deferral
  Profit Sharing Employee Stock Ownership Plan,.............   2,168,162          9.71%
     One Mississippi Plaza,
     Tupelo, Mississippi 38801
Harry R. Baxter.............................................      33,502            *
Shed H. Davis...............................................     115,488(2)         *
Hassell H. Franklin.........................................     306,815          1.37
Fletcher H. Goode, M.D......................................      29,634            *
J. Louis Griffin, Jr. ......................................      21,811(3)         *
W. G. Holliman, Jr. ........................................     180,793(4)         *
A. Douglas Jumper...........................................     213,983(5)         *
Turner O. Lashlee...........................................      24,343            *
Charles J. McKee............................................      24,081            *
Aubrey B. Patterson.........................................     230,388(6)       1.03
Alan W. Perry...............................................      15,822            *
Frank A. Riley..............................................      36,642(7)         *
Michael L. Sappington.......................................      53,721            *
Travis E. Staub.............................................      37,897(8)         *
Andrew R. Townes, D.D.S. ...................................      55,316            *
Michael W. Weeks............................................      57,538(9)         *
Lowery A. Woodall...........................................      24,530(10)        *
All directors and executive officers as a group (21
  persons)..................................................   1,566,915          7.02

---------------

   * Less than 1%
 (1) Beneficial ownership is deemed to include shares of the Company's Common Stock which an individual has a right to acquire within 60 days of the date of this Proxy Statement upon the exercise of options, including options granted under the Stock Incentive Plans and the Directors Plan. These shares are deemed to be outstanding for the purposes of computing the percentage ownership of that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person. Information in the table for individuals also includes shares held in the Company's Amended and Restated Salary Deferral Profit Sharing Employee Stock Ownership Plan (the "401(k) Plan") and in individual retirement accounts for which the shareholder can direct the vote.
 (2) Includes 1,600 shares held as custodian for Mr. Davis' grandchildren, 30,328 shares owned by Mr. Davis' wife and 41,400 shares held in a trust of which Mr. Davis is the beneficiary.
 (3) Includes 4,058 shares owned by Mr. Griffin's wife.
 (4) Includes 10,176 shares owned by Mr. Holliman's wife.
 (5) Includes 200,767 shares held in a trust of which Mr. Jumper is the beneficiary and co-trustee.
 (6) Includes 1,793 shares owned by Mr. Patterson's mother, of which Mr. Patterson disclaims beneficial ownership, and 35,000 shares beneficially owned by Mr. Patterson pursuant to a Stock Bonus Agreement with the Company, dated January 30, 1998 (the "1998 Stock Bonus Agreement"), over which he exercises voting power.
 (7) Includes 502 shares owned by Mr. Riley's wife.
 (8) Includes 5,204 shares owned by Mr. Staub's wife.

 (9) Includes 545 shares owned by Mr. Weeks' minor daughter, 3,016 owned by Mr. Weeks' wife and 24,000 shares beneficially owned by Mr. Weeks pursuant to a Stock Bonus Agreement, dated as of January 17, 1995 (the "1995 Stock Bonus Agreement"), between the Company and Mr. Weeks, over which he exercises voting power.
(10) Includes 486 shares owned by Mr. Woodall's wife.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These officers, directors and greater than 10% shareholders of the Company are required to furnish the Company with copies of all Section 16(a) forms they file. There are specific due dates for these reports, and the Company is required to report in this Proxy Statement any failure to file reports as required during 1997.

     Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that these reporting and filing requirements were complied with during 1997, except that the Company has been advised that A. Douglas Jumper inadvertently failed to report timely the acquisition of 99,359 shares in May 1997. This acquisition was subsequently reported.

                 PROPOSAL 2: AMENDMENTS AND RESTATEMENTS OF THE
           COMPANY'S 1994 STOCK INCENTIVE PLAN AND 1995 NON-QUALIFIED
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Company's Board of Directors has adopted amendments and restatements of the Company's 1994 Stock Incentive Plan (the "1994 Plan") and the Directors Plan. As further described below, the primary purposes of these amendments are to eliminate the grant of SARs and to conform the plans to recent changes in federal securities and tax laws. In addition, the 1994 Plan is amended to increase the number of shares of Common Stock reserved for issuance under the 1994 Plan, and the Directors Plan is amended to modify the formula for grants of awards under the Directors Plan. These amendments are separately explained below. These descriptions and explanations are qualified in their entirety by reference to the full text of the amended and restated 1994 Plan, which is attached hereto as Appendix A, and the amended and restated Directors Plan, which is attached hereto as Appendix B.

DESCRIPTION OF THE AMENDMENT TO THE 1994 PLAN

     Prior to the amendment and restatement of the 1994 Plan, 458,000 shares of Common Stock had been reserved for issuance thereunder, of which 454,000 shares are either subject to outstanding awards or have been issued pursuant to the 1994 Plan. Prior to the amendment, the 1994 Plan permitted awards of (i) "incentive stock options" ("ISOs") described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options which are not qualified as ISOs under the Code ("NQSOs"), and (iii) SARs (collectively, "Awards"). The 1994 Plan is administered by the Stock Incentive Committee and was designed to comply with Rule 16b-3 under the Exchange Act ("Rule 16b-3").

  EXPLANATION OF CHANGES

     The material terms of the changes effected by the amendment and restatement of the 1994 Plan are as follows:

     Increase in Shares. Under the amendment to the 1994 Plan, an additional 1,000,000 shares of Common Stock are available for issuance, for a total of 1,004,000 shares. Without this increase, the Company would be extremely limited in its ability to offer Awards. The Board of Directors believes that Awards are an essential part of the Company's compensation program and provide meaningful inducements to employees to contribute to the Company's growth and financial performance. The 1994 Plan has been a useful tool in achieving the Company's business development goals by helping to attract and retain highly qualified employees. The Company believes that continuation of Awards is necessary in the current economic environment to attract and retain qualified individuals.

     Limit on Individual Awards. No employee of the Company or its subsidiaries may receive Awards with respect to more than 60,000 shares of Common Stock during any year. The 1994 Plan contained no limits on individual Awards prior to the amendment. This modification is needed due to recent changes to the Code.
Section 162(m) of the Code limits the ability of the Company to deduct compensation expenses on payments to certain officers. This limit does not apply to stock options that qualify as "performance-based compensation" under Section 162(m). The annual 60,000 share limit is required for compensation realized upon exercise of ISOs and NQSOs to qualify as performance-based compensation.

     Elimination of SARs; Addition of Restricted Stock. The Company, acting through the Stock Incentive Committee, retains the right to grant ISOs and NQSOs, but the ability to grant SARs has been eliminated. The amended 1994 Plan instead provides for awards of shares of Common Stock that are subject to transfer restrictions ("Restricted Stock"). This feature is limited so that only 46,800 shares, which is less than 5% of the shares available under the 1994 Plan, may be awarded as Restricted Stock. The Board of Directors has determined that the calculation of compensation expenses for grants of Restricted Stock is more predictable than with SARs. The amendment and restatement of the 1994 Plan does not terminate SARs that are currently outstanding under the 1994 Plan. The right to award Restricted Stock is limited because the Company's long-term strategy for incentive compensation is more reliant upon ISO and NQSO awards.

     Shareholder Approval Requirements. Under the 1994 Plan as amended, shareholder approval is required for amendments that (i) increase the number of shares available under the 1994 Plan, (ii) increase the number of shares subject to an Award that may be granted to any person during a year, (iii) increase the period during which Awards may be granted or exercised, or (iv) change the class of employees eligible to receive ISOs. Prior to the amendment, shareholder approval was also required for amendments that could materially increase benefits accruing under Awards to officers of the Company. In many situations, the broad definition of "material" would necessitate approval for amendments that are purely administrative. The Board of Directors believes that the cost and time required to obtain shareholder approval so frequently far outweighs any value shareholders may derive from reviewing such amendments. The current restrictions preserve shareholder rights to review amendments on matters that are of most significance to shareholders. These changes are possible because Rule 16b-3 has been revised to eliminate shareholder approval as a requirement. The shareholder approval provisions in the amended 1994 Plan reflect the requirements of the Code and the listing requirements of the New York Stock Exchange.

     Award Transfer Restrictions. Prior to the amendment, a recipient was not permitted to transfer Awards at any time prior to death. The 1994 Plan retains this transfer restriction as a general rule, but allows for transfers of NQSOs and Restricted Stock in individual situations that are approved by the Stock Incentive Committee. This flexibility on transfers is possible due to the recent amendments to Rule 16b-3. The Board of Directors believes that there are relatively few situations in which Award transfers should be permitted, but recommends this change so that it may be possible to provide Award recipients with flexibility in financial, estate and tax planning. The restriction on transferring ISOs has been retained because it is still required by the Code.

     Vesting Limitation. Prior to the amendment, all Awards would become fully vested if the Company were to experience a change in corporate control. This vesting feature is modified so that Awards will be only partially vested in situations in which an individual would realize less net income under the Award after payment of "golden parachute" excise taxes under Section 4999 of the Code. Without this modification, individuals who become liable for excise taxes under
Section 4999 on the occurrence of a change in corporate control may realize less net after-tax income and the Company would lose the ability to deduct these payments from its income pursuant to Section 280G of the Code. This change is primarily a matter of tax planning and is necessary to minimize the potentially negative tax impact on both the Company and the individual in the event that the Company undergoes a change in corporate control.

     Termination of Plan. Prior to the amendment, the 1994 Plan could be terminated by the Board of Directors, and would automatically terminate in 2004. The amended 1994 Plan has no set termination date except that Common Stock that is available for Awards and is approved by shareholders under this proposal cannot be used for purposes of granting ISOs after February 14, 2008. Shares approved in 1994 will similarly expire for purposes of granting ISOs on December 28, 2004. Otherwise, the 1994 Plan will continue until the Board of Directors terminates it. The ten-year period is necessitated by Section 422 of the Code so that options can qualify as ISOs. However, this Code provision does not require termination of the 1994 Plan. The prior practice of terminating an option plan and establishing a new plan every ten years creates significant administrative complexities and does not protect any significant shareholder interest. Therefore, the Company believes that this change is an important enhancement to the administration of the 1994 Plan.

  GENERAL DESCRIPTION OF THE AMENDED AND RESTATED 1994 PLAN

     The purpose of the 1994 Plan is to provide a performance incentive to employees and others who perform services that enhance the value of shareholders' equity. The Stock Incentive Committee is authorized to administer the 1994 Plan and to grant awards to Company employees and to certain others who provide significant services to the Company. The 1994 Plan provides for the award of ISOs, NQSOs and Restricted Stock. ISOs may be granted only to employees of the Company and its subsidiaries. As of February 20, 1998, the Company employed approximately 2,100 people. The 1994 Plan will continue indefinitely until terminated by the Board of Directors.

     The Stock Incentive Committee determines which individuals are to receive awards under the 1994 Plan, the type of award to be granted (i.e., ISOs, NQSOs or Restricted Stock) and the exercise prices and vesting dates of each Award. The exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% for individuals who own more than 10% of the total outstanding Common Stock). These and other terms are set forth in a written agreement between the Company and the individual receiving the award. The aggregate fair market value of Common Stock with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No award shall be exercisable after the expiration of ten years from the date it is granted (five years for ISOs granted to individuals who own more than 10% of the total outstanding shares of Common Stock).

     The Company currently has options outstanding to purchase 377,053 shares of Common Stock under the 1994 Plan. The exercise price under which options have been granted has been the fair market value of the Company's Common Stock on the date of grant. No SARs were awarded in 1997 under the 1994 Plan. However, 130,001 SARs that were previously granted are outstanding as of the date hereof. The amendment and restatement of the 1994 Plan does not terminate these SARs. To date, no Restricted Stock has been awarded. Based upon the closing sale price of the Common Stock on March 6, 1998, the aggregate market value of the 377,053 shares of Common Stock underlying outstanding options granted pursuant to the 1994 Plan was approximately $16.0 million.

     Once an option has become exercisable, the individual may purchase shares of Common Stock from the Company by paying the exercise price in cash, shares of Common Stock or in other consideration acceptable to the Stock Incentive Committee. Subject to limitations on "golden parachute" payments described in Sections 280G and 4999 of the Code, Awards become fully vested upon the occurrence of a merger or certain other corporate events in which the control of the Company is changed.

     The amount of any Award under the 1994 Plan is subject to the discretion of the Stock Incentive Committee and, therefore, cannot be determined in advance. Similarly, the dollar value of such Awards cannot be determined prior to their grant. The table below provides information for 1997 regarding the dollar value and the number of shares of Common Stock underlying Awards granted under the 1994 Plan:

                       1994 INCENTIVE STOCK PLAN BENEFITS

                                                           DOLLAR VALUE OF SHARES    NUMBER OF SHARES
                                                                 UNDERLYING          UNDERLYING STOCK
NAME AND POSITION                                             STOCK OPTIONS(1)           OPTIONS
-----------------                                          ----------------------    ----------------
Aubrey B. Patterson Chairman of the Board, President and
  Chief Executive Officer of the Company and BancorpSouth
  Bank...................................................            --                   28,309
Michael W. Weeks Executive Vice President of the Company
  and Vice Chairman of BancorpSouth Bank.................            --                    5,000
Michael L. Sappington Vice Chairman of BancorpSouth
  Bank...................................................            --                    7,000
Charles J. McKee Vice Chairman of BancorpSouth Bank......            --                       --
Harry R. Baxter Executive Vice President of the Company
  and Vice Chairman of BancorpSouth Bank.................            --                    6,000
Executive Group (8 persons)..............................            --                   64,309
Non-Executive Director Group (11 persons)................           N/A                      N/A
Non-Executive Officer Employee Group (2,092 persons).....            --                   48,000

---------------
(1) Based upon the closing sale price of the Company's Common Stock of $42.4375 per share as reported on the New York Stock Exchange on March 6, 1998, which was less than $44.00, the exercise price of each of the options granted.

  FEDERAL INCOME TAX CONSEQUENCES

     Tax consequences to the Company and to individuals receiving Awards will vary with the type of Award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an ISO, NQSO or Restricted Stock under the 1994 Plan. An individual who exercises an ISO will not recognize income on its exercise if he or she does not sell the shares of Common Stock acquired thereby for at least two years after the date of grant and one year after exercising the ISO. Any gain or loss on the sale of the Common Stock after these statutory holding periods will be subject to capital gains treatment. The exercise price of the ISO is the basis for purposes of determining capital gains. Reduced capital gains rates apply if the Common Stock is held for at least 18 months after the date of exercise of the ISO.

     An individual who disposes of the Common Stock before the statutory holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize ordinary compensation income on the difference between the exercise price of the ISO and the fair market value of the Common Stock at the time the ISO was exercised. The individual's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.

     Generally, the Company is not entitled to a tax deduction upon the grant of an option or the exercise of an ISO under the 1994 Plan. However, if the individual engaged in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary income recognized by the individual.

     Upon exercise of a NQSO, the individual recognizes ordinary income on the difference between the fair market value of the Common Stock and the exercise price paid under the NQSO. Unless an individual makes an election under Section 83(b) of the Code to be taxed at the time of grant, he or she will recognize ordinary income on the fair market value of the Common Stock at the time shares of Restricted Stock become vested. In either case, the Company is generally entitled to deduct the amount recognized by the individual for tax purposes. The individual is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through an Award. For this purpose, the individual's basis in the Common Stock is its fair market value at the time the NQSO is exercised or the Restricted Stock is vested (or transferred, if an election under Section 83(b) is made).

  REGISTRATION UNDER THE SECURITIES ACT OF 1933

     The Company intends to register the additional shares of Common Stock authorized for issuance under the 1994 Plan under the Securities Act of 1933 on a Registration Statement on Form S-8 as soon as practicable after approval of amendment and restatement of the 1994 Plan by the shareholders of the Company.

DESCRIPTION OF THE AMENDMENT TO THE DIRECTORS PLAN

     Currently, 192,000 shares of Common Stock are reserved for issuance under the Directors Plan, of which 71,982 shares are either subject to outstanding awards or have been issued pursuant to the Directors Plan since its effective date. The amendment does not increase the number of shares reserved for issuance under the Directors Plan. Prior to its amendment, the Directors Plan permitted awards of NQSOs and SARs. The Directors Plan is administered by the Board of Directors. The Directors Plan was designed to comply with Rule 16b-3.

  EXPLANATION OF CHANGES

     The relevant administrative modifications to the Directors Plan are similar to amendments to the 1994 Plan, as described above. The material terms of the changes effected by the amendment and restatement of the Directors Plan are as follows:

     Elimination of SARs; Addition of Restricted Stock. The Directors Plan continues to provide for the grant of NQSOs, but the availability of SARs has been eliminated. The amended Directors Plan instead provides for awards of Restricted Stock. This feature is limited so that only 4,000 shares may be awarded as Restricted Stock, which is the total number of shares of Restricted Stock expected to be awarded in 1998 under the automatic grant formula described below. The Board of Directors has determined that the calculation of compensation expenses for grants of Restricted Stock is more predictable than with SARs. The amendment and restatement of the Directors Plan does not terminate SARs that are currently outstanding under the Directors Plan.

     Modified Automatic Grant Formula. Prior to the amendment, the Directors Plan provided an automatic grant on May 1 of each year of NQSOs to each non-employee director of the Company. The number of NQSOs was determined by dividing the number of eligible directors on the grant date into 24,000. A number of SARs equal to 50% of the number of NQSOs would also be awarded on each grant date. Awards would become vested on the date of the annual meeting of shareholders held one year after the date of grant. The exercise price was the fair market value of Common Stock on the date of grant. Eleven individuals were eligible to participate in 1997, so each director received NQSOs to purchase 2,181 shares of Common Stock for that year. During 1997, 1,090 SARs were awarded to each non-employee director. The amendment provides that on May 1, 1998 each director will receive 400 shares of Restricted Stock, as well as NQSOs to purchase 600 shares of Common Stock. Beginning May 1, 1999, each year directors will receive NQSOs to purchase 1,800 shares of Common Stock. The formula for determining the NQSO exercise price and Award vesting schedule has not changed. The Board of Directors has concluded that the modified award formula is more appropriate than the amounts provided under the prior formula grant. This conclusion was based on market surveys and other analysis provided to the Board of Directors by a professional compensation consulting firm.

     Shareholder Approval Requirements. Shareholder approval was, and continues to be, required for amendments to the Directors Plan that increase the number of shares of Common Stock available under the Directors Plan. Prior to the amendment, shareholder approval was also required for amendments that could materially increase benefits accruing under Awards pursuant to the Directors Plan. In many situations, the broad definition of "material" would necessitate approval for amendments that are purely administrative. The Board of Directors believes that the cost and time required to obtain shareholder approval so frequently far outweigh any value shareholders may derive from reviewing such amendments. The current restrictions preserve shareholder rights to review amendments on matters that are of most significance to shareholders. These changes are possible because Rule 16b-3 has been revised to eliminate shareholder approval as a requirement. The shareholder approval provisions in the amended Directors Plan reflect the listing requirements of the New York Stock Exchange.

     Award Transfer Restrictions. Prior to the amendment, a recipient was not permitted to transfer Awards at any time prior to death. The Directors Plan retains this transfer restriction as a general rule, but allows for transfers of Awards in individual situations that are approved by the Board of Directors. This flexibility on transfers is possible due to the recent amendments to Rule 16b-3. The Board of Directors believes that there are relatively few situations in which Award transfers should be permitted, but recommends this change so that it may be possible to provide Award recipients with flexibility in financial, estate and tax planning.

     Vesting Limitation. Prior to the amendment, all Awards would become fully vested if the Company were to experience a change in corporate control. This vesting feature is modified so that Awards will be only partially vested in situations in which an individual would realize less net income under the Award after payment of "golden parachute" excise taxes under Section 4999 of the Code. Without this modification, individuals who become liable for excise taxes under
Section 4999 on the occurrence of a change in corporate control may realize less net after-tax income and the Company would lose the ability to deduct these payments from its income pursuant to Section 280G of the Code. This change is primarily a matter of tax planning and is necessary to minimize the potentially negative tax impact on both the Company and the individual in the event that the Company undergoes a change in corporate control.

     Termination of Plan. Prior to the amendment, the Directors Plan could be terminated by the Board of Directors, and would automatically terminate in 2005. The amended Directors Plan has no set termination date and will continue until it is terminated by the Board of Directors. There is no legal requirement for the ten year termination period. The prior practice of terminating an option plan and establishing a new plan every ten years creates significant administrative complexities and does not protect any significant shareholder interest. Therefore, the Company believes that this change is an important enhancement to the administration of the Directors Plan.

  GENERAL DESCRIPTION OF DIRECTORS PLAN

     The purpose of the Directors Plan is to maintain the Company's ability to attract and retain the services of experienced and highly qualified non-employee directors and to enhance long-term shareholder value by more closely aligning the interests of non-employee directors with those of the shareholders. Each eligible director, who was not an employee but is serving as a director of the Company on May 1, 1998, will receive a grant of 400 shares of Restricted Stock and NQSOs to purchase 600 shares of Common Stock. Thereafter, the Directors Plan provides for the annual grant of NQSOs to each eligible non-employee director of the Company to purchase 1,800 shares of Common Stock. Restricted Stock awards become vested in one-third increments upon each of the annual meetings of shareholders in the three years following the date of grant, provided the individual has remained a director until that time. NQSOs become vested under the same conditions, except that full vesting occurs at the annual meeting following the date of grant. The exercise price of all NQSOs is the fair market value of Common Stock on the grant date. Each NQSO will expire ten years after the grant date, unless canceled sooner as a result of termination of service or death.

     The Company currently has options outstanding to purchase 58,020 shares of Common Stock under the Directors Plan. The exercise price under which options have been granted has been the fair market value of the Company's Common Stock on the date of grant. A total of 11,995 SARs were granted in 1997 under the Directors Plan. A total of 29,010 SARs granted under the Directors Plan are outstanding as of the date hereof. The amendment and restatement of the Directors Plan does not terminate these SARs. To date, no Restricted Stock has been awarded. Based upon the closing sales price of the Common Stock on March 6, 1998, the aggregate market value of the 58,020 shares of Common Stock underlying outstanding options granted pursuant to the Directors Plan was approximately $2.46 million.

     Once an NQSO has become exercisable, the individual may purchase shares of Common Stock from the Company by paying the exercise price in cash, shares of Common Stock or in other consideration acceptable to the Board of Directors. Subject to limitations on "golden parachute" payments described in Sections 280G and 4999 of the Code, Awards become fully vested upon the occurrence of a merger or certain other corporate events in which the control of the Company is changed.

     The dollar value of Awards under the Directors Plan cannot be determined prior to grant. Below is a table setting forth information regarding Awards which would have been received by or allocated to non-employee directors as a group under the Directors Plan during 1997 if the amendment and restatement of the Directors Plan had been in effect during such year:

    1995 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS BENEFITS

                                                  DOLLAR VALUE OF
                                                RESTRICTED STOCK AND   NUMBER OF SHARES   NUMBER OF SHARES
                                                 SHARES UNDERLYING      OF RESTRICTED     UNDERLYING STOCK
NAME AND POSITION                                 STOCK OPTIONS(1)          STOCK             OPTIONS
-----------------                               --------------------   ----------------   ----------------
Non-Executive Director Group (11 persons).....        $286,962              4,400              6,600

---------------
(1) The dollar value of the shares of Restricted Stock is based upon the closing sale price of the Company's Common Stock of $42.4375 per share as reported on the New York Stock Exchange on March 6, 1998, and the dollar value of shares underlying the stock options is based upon such closing sale price less $27.25, which represents the exercise price of each of the options assuming they were granted on May 1, 1997.

  FEDERAL INCOME TAX CONSEQUENCES

     Tax consequences to the Company and to individuals receiving Awards will vary with the type of Award. Generally, an individual will not recognize any income, and the Company will not be entitled to any deduction, upon the grant of NQSOs or Restricted Stock under the Directors Plan. Upon the exercise of an NQSO, an individual will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock above the exercise price of the NQSO on the date of exercise. The Company will then be entitled to a tax deduction in an amount equal to the ordinary income recognized by the individual. An individual will have a tax basis in the shares equal to the fair market value of the shares at the time of exercise. Any additional gain or loss realized by the individual on disposition of the Common Stock will be capital gain or loss to the individual and will not result in any additional tax deduction to the Company. Reduced capital gains rates apply to Common Stock that is held for at least 18 months.

     Upon exercise of a NQSO, the individual recognizes ordinary income on the difference between the fair market value of the Common Stock and the exercise price paid under the NQSO. Unless an individual makes an election under Section 83(b) of the Code to be taxed at the time of grant, he or she will recognize ordinary income on the fair market value of the Common Stock at the time shares of Restricted Stock become vested. In either case, the Company is generally entitled to deduct the amount recognized by the individual amount for tax purposes. The individual is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through an Award. For this purpose, the individual's basis in the Common Stock is its fair market value at the time the NQSO is exercised or the Restricted Stock is vested (or transferred, if an election under Section 83(b) is made).

REQUIRED VOTE

     Approval of the amendments and restatements of the 1994 Plan and the Directors Plan requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) at the Annual Meeting. The amendments and restatements of the two plans are not being voted on separately.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS AND RESTATEMENTS OF THE COMPANY'S 1994 STOCK INCENTIVE PLAN AND
                                      THE
        1995 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                       PROPOSAL 3: SELECTION OF AUDITORS

     Upon the recommendation of the Audit and Loan Review Committee, the Board of Directors has appointed the firm of KPMG Peat Marwick LLP as independent auditors of the Company and its subsidiaries for 1998, subject to the approval of the shareholders of the Company. This accounting firm has served as the independent auditors of the Company or BancorpSouth Bank since 1973. Representatives of this firm will be at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is needed to ratify the appointment of KPMG Peat Marwick LLP as auditors of the Company for the year 1998. If the appointment is not approved, the matter will be referred to the Audit and Loan Review Committee for further review.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
           RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation paid or accrued by the Company and its subsidiaries for each of the last three years with respect to (a) the chief executive officer and (b) the four most highly compensated executive officers of the Company whose total salary and bonus for 1997 exceeded $100,000 (the "Named Executive Officers"). All share amounts and share prices have been adjusted to give effect to a two-for-one stock split effected in the form of a stock dividend paid on November 20, 1995 (the "1995 Stock Split").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                     COMPENSATION AWARDS
                                                                                 ---------------------------
                                                                                           AWARDS
                                                                                 ---------------------------
                                        ANNUAL COMPENSATION                      RESTRICTED
           NAME AND                    ---------------------    OTHER ANNUAL       STOCK         OPTIONS/          ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)    COMPENSATION($)   AWARDS($)      SARS(#)(1)     COMPENSATION($)(2)
      ------------------        ----   ---------   ---------   ---------------   ----------    -------------   ------------------
Aubrey B. Patterson...........  1997   $385,000    $144,760        --               --     (4) 28,309/0              $8,000
  Chairman, President and       1996    360,000     125,280        --               --     (4) 20,000/10,000          7,500
  Chief
  Executive Officer of the      1995    330,000     133,650       $498,430(3)       --     (4) 20,000/10,000          7,500
  Company and BancorpSouth
  Bank
Michael W. Weeks..............  1997   $196,613    $ 36,964        --               --     (5) 5,000/0               $8,000
  Executive Vice President      1996    187,250      43,442        --               --     (5) 9,000/4,500            4,681
  of the Company and Vice       1995    175,000      47,250        --            $1,042,500(5) 40,000/20,000           --
  Chairman of BancorpSouth
  Bank
Michael L. Sappington.........  1997   $172,537    $ 32,437        --               --         7,000/0               $8,000
  Vice Chairman of              1996    156,852      36,389        --               --         9,000/4,500            7,500
  BancorpSouth Bank             1995    135,975      36,713        --               --         8,000/4,000            6,837
Charles J. McKee(6)...........  1997   $172,012    $ 32,338       $ 33,984(7)       --              --               $7,806
  Vice Chairman of              1996    163,821      38,006         25,021(7)       --              --                7,500
  BancorpSouth Bank             1995    155,280      41,926         21,166(7)       --         10,000/5,000           7,500
Harry R. Baxter...............  1997   $142,830    $ 26,852        --               --         6,000/0               $7,124
  Executive Vice President      1996    129,845      30,124        --               --         8,000/4,000            3,188
  of the Company and Vice       1995    110,968      29,962        --               --         6,000/3,000            3,143
  Chairman of BancorpSouth
  Bank

---------------

(1) SARs are exercisable only with the related option. There are no freestanding SARs.
(2) These amounts represent matching contributions by the Company under the 401(k) Plan.
(3) Represents a cash payment to reimburse Mr. Patterson for federal and state income and employment tax liabilities incurred as a result of the issuance of shares of restricted Common Stock.
(4) Pursuant to the terms of a Stock Bonus Agreement, dated November 6, 1987 (the "1987 Stock Bonus Agreement"), between the Company and Mr. Patterson, 34,500 shares of Common Stock were awarded to Mr. Patterson subject to release of 3,450 shares on each April 1 if the Company achieved certain performance goals for the preceding year. Prior to their distribution, Mr. Patterson was entitled to receive all cash dividends paid on the shares in escrow under such Stock Bonus Agreement. At December 31, 1997, no shares remained restricted.
(5) Based upon the closing price per share of Common Stock on January 17, 1995 of $34.75, as reported on the Nasdaq Stock Market. Pursuant to the terms of the 1995 Stock Bonus Agreement, 30,000 shares of Common Stock were awarded to Mr. Weeks on January 17, 1995 subject to release of 3,000 shares on each April 1 if the Company achieved certain performance goals for the preceding year. Prior to their distribution, Mr. Weeks is entitled to receive all cash dividends paid on such shares. At December 31, 1997, 24,000 shares remained restricted subject to achievement of performance goals. At December 31, 1997, the value of the restricted shares under the 1995 Stock Bonus Agreement (based upon the closing sale price of the Common Stock on that date of $47.25) was $1,134,000.
(6) Mr. McKee retired from the Company as of December 31, 1997.
(7) Of the 1997 amount, $31,352 represents accrued supplemental retirement benefits, and the balance represents the cost of an annual physical examination and the personal use of a Company automobile. Of the 1996 amount, $23,354 represents accrued supplemental retirement benefits, and the balance represents the personal use of a Company automobile. Of the 1995 amount, $19,260 represents accrued supplemental retirement benefits, and the balance represents the personal use of a Company automobile.

STOCK OPTION GRANTS

     The following table sets forth certain information regarding grants of stock options and SARs made to the Named Executive Officers during 1997. All share amounts and share prices have been adjusted to give effect to the 1995 Stock Split.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                              -------------------------------------------------------     VALUE AT ASSUMED
                                               PERCENT OF                                  ANNUAL RATES OF
                                                 TOTAL                                       STOCK PRICE
                               SECURITIES     OPTIONS/SARS    EXERCISE                    APPRECIATION FOR
                               UNDERLYING      GRANTED TO        OF                        OPTION TERM(3)
                              OPTIONS/SARS    EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
            NAME              GRANTED(#)(1)   FISCAL YEAR     ($/SH)(2)       DATE       5%($)       10%($)
            ----              -------------   ------------   -----------   ----------   --------   ----------
Aubrey B. Patterson..........   28,309/0         25.21%        $44.00       12-16-07    $783,343   $1,985,156
Michael W. Weeks.............    5,000/0          4.45          44.00       12-16-07     138,356      350,623
Michael L. Sappington........    7,000/0          6.23          44.00       12-16-07     193,698      490,872
Charles J. McKee.............     --             --             --            --           --          --
Harry R. Baxter..............    6,000/0          5.34          44.00       12-16-07     166,026      420,747

---------------

(1) Options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. In the event of termination of employment or death, the options terminate three months after the termination of employment or 12 months after death and in any event, upon their expiration date. Any unexercisable options become fully exercisable in the event of a change in corporate control of the Company.
(2) Represents the fair market value on date of grant. The exercise price for options is payable in cash or by delivery of shares of or options to purchase Common Stock with a fair market value equal to the exercise price for the shares purchased.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the Common Stock of 5% and 10% compounded annually from the date of grant to the expiration date. Actual gains, if any, upon the exercise of stock options will depend on the future performance of the Common Stock and the date on which the options are exercised.

OPTION/SAR EXERCISES AND YEAR-END VALUES

     The following table provides certain information, with respect to the Named Executive Officers, concerning the exercise of options during 1997 and with respect to unexercised options and SARs at December 31, 1997. All share amounts and share prices have been adjusted to give effect to the 1995 Stock Split.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                          VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED             IN-THE-MONEY
                               SHARES                      OPTIONS/SARS AT FISCAL            OPTIONS/SARS AT
                              ACQUIRED                         YEAR-END(#)(1)             FISCAL YEAR-END($)(2)
                                 ON           VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Aubrey B. Patterson........        --             --       140,398        58,311       $4,238,866     $  758,300
Michael W. Weeks...........        --             --        32,499        46,001          886,850      1,142,025
Michael L. Sappington......        --             --        37,801        20,001        1,069,722        310,025
Charles J. McKee...........    39,499       $423,123         5,000         5,000          125,625        125,625
Harry R. Baxter............    12,650        235,392        21,500        17,001          576,511        260,896

---------------

(1) Prior to 1997, options represented two-thirds of annual awards and SARs represented one-third. There were no SARs granted during 1997. There are no freestanding SARs.
(2) Based upon the closing sale price of the Company's Common Stock of $47.25 per share, as reported on the New York Stock Exchange on December 31, 1997, less the exercise price for the options/SARs.

PENSION PLANS

     The Company maintains a tax-qualified, non-contributory, defined benefit retirement plan for its employees and those of its subsidiaries who have reached the age of 21 and have completed one year of service (the "Retirement Plan"). Benefits under the Retirement Plan are based primarily on average final compensation, years of service and year of retirement. For 1997, the maximum annual benefit limitation under the Code with respect to the Retirement Plan was $125,000 and the maximum amount of considered annual compensation was $160,000.

     The Company also has adopted a non-qualified, unfunded supplemental pension program for certain officers and key executives (the "Deferred Compensation Plan"), which provides retirement benefits for key salaried employees in excess of the maximum benefit accruals for qualified plans which are permitted under the Code. The benefits under the Deferred Compensation Plan are provided by the Company on a non-contributory basis. The Company has not funded or provided a means to fund these supplemental retirement benefits other than accruing a liability in the amount of the actuarially determined present value of the retirement benefits.

     The following table illustrates the total combined estimated annual pension benefits payable to an eligible participant at normal retirement age (age 65) under the Retirement Plan and the Deferred Compensation Plan (including a restoration plan amendment which became effective on January 1, 1994), based on compensation that is covered under the plans and years of service with the Company and its subsidiaries.

                 RETIREMENT PLAN AND DEFERRED COMPENSATION PLAN

              AVERAGE                            YEARS OF SERVICE AT RETIREMENT
               ANNUAL                 ----------------------------------------------------
            REMUNERATION                 15         20         25         30         35
            ------------              --------   --------   --------   --------   --------
 $125,000...........................  $ 40,268   $ 47,440   $ 54,613   $ 61,786   $ 68,958
  150,000...........................    48,893     57,690     66,488     75,286     84,083
  175,000...........................    57,518     67,940     78,363     88,786     99,208
  200,000...........................    66,143     78,190     90,238    102,286    114,333
  225,000...........................    74,768     88,440    102,113    115,786    129,458
  250,000...........................    83,393     98,690    113,988    129,286    144,583
  300,000...........................   100,643    119,190    137,738    156,286    174,833
  350,000...........................   117,893    139,690    161,488    183,286    205,083
  400,000...........................   135,143    160,190    185,238    210,286    235,333
  450,000...........................   152,393    180,690    208,988    237,286    265,583
  500,000...........................   169,643    201,190    232,738    264,286    295,833

     A participant's annual retirement benefits payable under the Retirement Plan are based upon the average monthly base rate of compensation for the five years immediately preceding the employee's retirement. Benefits payable under the Deferred Compensation Plan are based upon the average of the total annual base salary paid to the covered employee for the 36 months immediately before his or her retirement and are paid to the retired employee (or upon his or her death, to his or her designated beneficiary) in equal monthly installments over a period of ten years. Benefits under the Retirement Plan are computed as straight life annuity amounts, although other forms of payment, including a lump sum benefit, are offered under the plan. Benefits under each of the Retirement Plan and the Deferred Compensation Plan are not subject to any deduction for Social Security or any other offsets.

     The compensation for each of the Named Executive Officers covered by the Retirement Plan and Deferred Compensation Plan as of December 31, 1997 was: Mr. Patterson, $385,000; Mr. Weeks, $196,613; Mr. Sappington, $172,537; Mr. McKee, $172,012; and Mr. Baxter, $142,830. The estimated credited years of service for each Named Executive Officer is currently: Mr. Patterson, 25 years; Mr. Weeks, 3 years; Mr. Sappington, 20 years; Mr. McKee, 29 years; and Mr. Baxter, 29 years.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has no employment agreements with any of the Named Executive Officers and there are no compensatory plans or arrangements which might result in payments to any of the Named Executive Officers upon their resignation or retirement, or from a change-in-control of the Company, except as described below.

     Under the 1998 Stock Bonus Agreement between Mr. Patterson and the Company and the 1995 Stock Bonus Agreement between Mr. Weeks and the Company, if there is a change-in-control of the Company, Mr. Patterson and Mr. Weeks can each terminate his agreement and receive all shares of Common Stock still remaining in escrow for his benefit. In the event that Mr. Patterson becomes subject to an excise tax under Section 4999 of the Code as a result of such payments, the Company will provide additional payments to Mr. Patterson to make him whole with respect to such excise tax. Generally, a change-in-control is deemed to occur with respect to these agreements in the event that the shareholders of the Company approve a merger of the Company or a sale of substantially all of the Company's assets, a change occurs in a majority of the membership of the Company's Board of Directors during a two-year period or any person acquires more than 25% of the voting power represented by the Company's outstanding securities. In addition, all unexercisable options granted under the Company's stock option plans, including options granted to the Named Executive Officers, become exercisable immediately upon a change-in-control, as defined in the plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the committee of the Board of Directors which performed the functions of a compensation committee was the Human Resources and Marketing Committee (the "Compensation Committee"). The members of this committee during 1997 were three non-employee directors, Lowery A. Woodall (Chairman), W. G. Holliman, Jr. and T. O. Lashlee, and one employee director, J. Louis Griffin, Jr. From March 31, 1995 to December 13, 1996, Mr. Griffin was the President and Chief Executive Officer of the Company's subsidiary, Laurel Federal Savings and Loan Association, which as of December 13, 1996 was merged into BancorpSouth Bank. As of January 2, 1998, Mr. Griffin retired from the Company but continues to serve as the Chairman of the local Community Bank Board of BancorpSouth Bank in Laurel, Mississippi. In addition, the Stock Incentive Committee, which in 1997 consisted of Travis E. Staub (Chairman), W. G. Holliman, Jr. and Lowery A. Woodall, has approved stock option grants under the 1994 Plan. None of the other members of the Compensation Committee or Stock Incentive Committee has at any time been an officer or employee of the Company or any of its subsidiaries, nor has any member had any relationship requiring disclosure by the Company except for banking relationships in the ordinary course of business with the Company's subsidiaries. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." There are no relationships among the Company's executive officers and any entity affiliated with any of the members of the Compensation Committee or Stock Incentive Committee that require disclosure under applicable SEC rules.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee pursuant to rules adopted by the SEC which require disclosure with respect to compensation policies applicable to the Company's executive officers (including the Named Executive Officers) and with respect to the basis for the compensation of Aubrey
B. Patterson, as the Company's Chief Executive Officer, for 1997. The Compensation Committee generally is responsible for establishing and administering the Company's executive compensation policies and programs within the framework of the Company's compensation philosophy. Most decisions by the Compensation Committee with respect to the compensation of the Company's executive officers are reviewed by the full Board of Directors (excluding those who are employees). A number of factors, including growth, asset quality, competitive position and profitability were compared by the Compensation Committee with those of a peer group of other comparably sized banks within Mississippi and certain adjoining states in determining executive compensation for 1997. Such peer group consists of the Company's direct competitors.

COMPENSATION POLICY

     The Company's compensation strategy seeks to have the management compensation program contribute to the achievement of the Company's objectives. It is intended that this will occur by providing (i) total compensation at a level designed to attract and retain qualified managers, (ii) incentive compensation opportunities that will motivate managers to achieve both the Company's short-term and long-term objectives, (iii) compensation that differentiates pay on the basis of performance, and (iv) protection of shareholder interests by requiring successful Company results before above-average compensation is earned. The three primary components of executive compensation are base salary, annual bonuses and grants of stock options and restricted stock. Although prior to 1997 the Company granted SARs in tandem with stock options, the Company currently does not intend to grant SARs in the future.

     Base Salary. The Company believes that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive's position, with an executive's position within a salary range being based upon his or her performance. In connection with the annual budget process, the Compensation Committee considers salaries for executive officers within the context of an external survey of executive compensation by a peer group of comparably sized banks in Mississippi and certain adjoining states. Individual increases in salary are based upon an assessment of the peer group average salary and its relationship to the executive officer's salary, the executive's performance and the salary budget for the Company. The Company's base salaries are generally within the range of comparable average salaries in the peer group.

     Annual Incentive Compensation. The Company believes that incentive programs should provide meaningful opportunities for additional compensation linked to attaining annual performance objectives. The Committee assigns to each executive's position a target bonus award opportunity that ranges from 15% of base salary for department/division managers to 40% of base salary for the Chief Executive Officer. The actual award may be greater or less than a target award depending upon the Company's actual performance relative to goals.

     In 1984, the Company, in conjunction with independent compensation consultants, created a bonus incentive plan, which is based upon the Company achieving targeted levels of average deposits and return on average assets approved by the Compensation Committee at the beginning of each year. The bonus plan includes a statistical matrix in which various average deposit levels are compared to various returns on average assets. Employees eligible to receive bonuses will receive bonuses based on the results achieved. No employee may receive a bonus greater than 150% of that employee's target award. In 1997, the Company achieved 100.9% of its targeted average deposits and 96.9% of its targeted return on average assets which entitled each eligible employee to 94% of the employee's target bonus.

     Long-Term Incentive Compensation. The Board of Directors believes that the availability of options under the Company's Stock Incentive Plans gives executives a long-term stake in the Company by providing an estate-building opportunity in return for outstanding long-term performance. Awards under the Stock Incentive Plans are not made by the Compensation Committee but by the separate Stock Incentive Committee consisting of three non-employee directors. Awards are made under these plans to executive officers who are responsible for long-term investment, operating or policy decisions and to those executives who are instrumental in implementing them. In determining the total number of options to be granted, the Company considers the available number of shares under its option plans, but has no fixed formula for determining the total number of options to be granted, nor does it consider the number of options granted by its peer group of banks. In selecting the recipients of options and the number of options granted, the Stock Incentive Committee considers (i) the present scope of responsibility of the executive; (ii) the degree to which the units influenced by that executive contribute to the Company's profits; (iii) the degree to which asset quality and other risk decisions are influenced by that executive's direction; and (iv) the long-term management potential of the executive. The committee does not weigh any one factor more heavily that any other factor. The number of options currently held is also considered by the committee. Generally, options awarded under these plans become exercisable in three equal installments, beginning one year after the date of grant. Since the exercise price of options under the Stock Incentive Plans is the fair market value on the date of grant, executives will realize a gain through the award of stock options only if the value of the Common Stock increases over the period that options become exercisable.

     The Company has included the grant of restricted shares of Common Stock as a component of its compensation strategy. In 1987 and 1998, the Company entered into the 1987 and 1998 Stock Bonus Agreements, respectively, with Mr. Patterson, pursuant to which the Company awarded Mr. Patterson 34,500 and 35,000 shares of Common Stock, respectively, with 10% of such shares subject to release from escrow on each April 1 during the subsequent ten-year period if the Company achieved certain performance goals for the preceding year. In 1995, the Company entered into the 1995 Stock Bonus Agreement with Mr. Weeks, pursuant to which the Company awarded Mr. Weeks 30,000 shares of Common Stock, with 3,000 of such shares subject to release from escrow on each April 1 during the subsequent ten-year period if the Company achieved certain performance goals for the preceding year.

     Section 162(m) of the Code generally limits the corporate tax deduction to $1 million for compensation paid to executive officers named in the Summary Compensation Table in the Proxy Statement. However, compensation that is paid under a "performance based" pay plan, including qualifying stock option plans, is fully deductible without regard to the general $1 million limit. The Compensation Committee carefully considered the impact of this new tax code provision upon its enactment. The Company has taken action to conform certain of its compensation plans with the provisions of Section 162(m), so that amounts paid thereunder will be fully deductible by the Company (see the discussion above regarding amendments and restatements of the 1994 Plan and the Directors Plan).

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN 1997

     In establishing the compensation for Mr. Patterson, the Company's Chairman of the Board, President and Chief Executive Officer, the basic approach was that of the compensation policies applicable to all executive officers. Generally, in considering Mr. Patterson's salary, the Compensation Committee has reviewed the published compensation of chief executive officers of other bank holding companies in Mississippi, Tennessee and certain other adjoining states, giving due regard to differences in asset size, asset quality, growth, competitive position and profitability. Mr. Patterson's salary for 1997 was established at the beginning of the year and represented a 6.94% increase over his salary for 1996. Mr. Patterson's 1996 salary was determined to be below the average of the banks in the peer group considered in determining all executive compensation. As Chief Executive Officer, Mr. Patterson is eligible to earn a bonus of 40% of his base salary. Based on the Company's performance described above, Mr. Patterson's bonus of $144,760 represented 94% of his target award, the same percentage as all other executive officers entitled to bonuses.

     The long-term component of Mr. Patterson's compensation for 1997 was provided through the grant in December 1997 of options to purchase 28,309 shares of Common Stock. The determination was made using the same criteria used for all other executive officers.

    Human Resources and Marketing Committee:             Stock Incentive Committee:
    Lowery A. Woodall (Chairman)                         Travis E. Staub (Chairman)
    J. Louis Griffin, Jr.                                W. G. Holliman, Jr.
    W. G. Holliman, Jr.                                  Lowery A. Woodall
    T. O. Lashlee

                         COMPARATIVE PERFORMANCE GRAPH

     The SEC requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Common Stock with (i) the performance of a broad equity market indicator, and (ii) the performance of a published industry index or peer group. Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of (i) the CRSP Index for Nasdaq Stock Markets (U.S. Companies) and the CRSP Index for Bank Stocks, and (ii) the S&P 500 Index and the SNL Southeast Bank Index for the period of five years. The Common Stock was quoted on the Nasdaq Stock Market until May 15, 1997, when the Common Stock was listed for trading on the New York Stock Exchange. Because of the May 15, 1997 listing of the Common Stock on the New York Stock Exchange, the Company is required to use a broad-based index which includes companies listed on the New York Stock Exchange. Pursuant to SEC requirements, the graph has been prepared to compare the performance of the Common Stock to the CRSP Index for Nasdaq Stock Markets (U.S. Companies) and the CRSP Index for Bank Stocks used in the Company's 1997 Proxy Statement. In addition, the graph compares the performance of the Common Stock to the S&P 500 and the SNL Southeast Bank Index. The Company has chosen the S&P 500 Index, a New York Stock Exchange based index, as the broad equity market index and the SNL Southeast Bank Index as its published industry index for use in this Proxy Statement. The Company believes that the S&P 500 Index is the most appropriate broad market indicator because the S&P 500 Index generally is considered the leading New York Stock Exchange-based index. The SNL Southeast Bank Index is prepared by SNL Securities and consists of 279 publicly-traded banks and bank holding companies located in the southeastern United States, some of which are listed on the New York Stock Exchange. The Company believes that the SNL Southeast Bank Index is the most appropriate published industry index because it is representative of publicly-traded banks and bank holding companies, including some listed on the New York Stock Exchange, with operations in the same general geographic region as the Company. The graph below assumes the investment on December 31, 1992 of $100 and that all dividends were reinvested at the time they were paid.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

                                                       CRSP INDEX
                                                       FOR NASDAQ
                                                         STOCK
                                                        MARKETS      CRSP INDEX       SNL
  MEASUREMENT PERIOD     BANCORPSOUTH,                   (U.S.        FOR BANK     SOUTHEAST
 (FISCAL YEAR COVERED)       INC.         S&P 500      COMPANIES)      STOCKS      BANK INDEX
12/31/92                          100            100           100           100           100
12/31/93                       115.09         110.08        114.80        114.04        105.04
12/31/94                       120.90         111.53        112.21        113.63        105.27
12/31/95                       150.83         153.44        158.70        169.22        157.89
12/31/96                       212.82         188.52        195.19        223.41        216.73
12/31/97                       371.06         251.44        239.53        377.44        328.55

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     BancorpSouth Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with officers and directors of the Company and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features. During the year ended December 31, 1997, the maximum aggregate amount of extensions of credit outstanding to directors and executive officers of the Company and their associates was $18,792,087 (5.21% of equity capital on December 31, 1997). As of January 31, 1998, the aggregate amount of extensions of credit to these persons was $18,845,818.

     BancorpSouth Bank makes available to all of its employees individual loans of up to $25,000, based upon credit worthiness. Loans were made during 1997 at rates ranging from 7.75% to 8.0% per annum. All loans to employees in excess of $25,000 are made at the prevailing rate.

     Riley, Ford, Caldwell & Cork, P.A., a law firm of which Frank A. Riley, a director of the Company, is the President and a shareholder, was paid $490,392 in legal fees by the Company during 1997.

     Forman, Perry, Watkins, Krutz & Tardy, a law firm of which Alan W. Perry, a director of the Company, is a member, was paid $76,719 in legal fees by the Company during 1997.

     Lashlee-Rich, Inc., of which Turner O. Lashlee, a director of the Company, is the Chairman of the Board and President, was paid $1,332,696 by the Company during 1997 for construction of a bank branch in Jackson, Tennessee for BancorpSouth Bank.

     Staub, Robison, Williams Architects, P.A., of which the brother of Travis
E. Staub, a director of the Company, is a principal, was paid approximately $203,262 by the Company during 1997 for services rendered with respect to the Company's facilities.

                              GENERAL INFORMATION
COUNTING OF VOTES

     All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     Inspectors of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares.

Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

     Management of the Company is not aware of any matters other than those described above which may be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

     Shareholder proposals intended to be presented at the 1999 annual meeting of shareholders must be received by the Company at its executive offices at One Mississippi Plaza, Tupelo, Mississippi 38801 not later than December 1, 1998 in order to be included in the proxy statement and proxy for that meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1997 has been mailed to all shareholders entitled to notice of and to vote at this meeting.

                                          BANCORPSOUTH, INC.

                                          /s/ AUBREY B. PATTERSON
                                          AUBREY B. PATTERSON
                                          Chairman of the Board
                                          and Chief Executive Officer

March 24, 1998

                                                                      APPENDIX A

                               BANCORPSOUTH, INC.

                           1994 STOCK INCENTIVE PLAN

                AMENDED AND RESTATED EFFECTIVE FEBRUARY 14, 1998

                               BANCORPSOUTH, INC.

                           1994 STOCK INCENTIVE PLAN
                            AS AMENDED AND RESTATED

                                    PREAMBLE

     WHEREAS, BancorpSouth, Inc. (the "Company") previously established the BancorpSouth, Inc. 1994 Stock Incentive Plan through which the Company could award options to purchase the common stock of the Company, $2.50 par value ("Stock"), to officers, employees and consultants of the Company and its affiliates;

     WHEREAS, the Company desires to amend and restate this Plan in order to:
(i) conform with the requirements for a "performance based compensation" plan within the meaning of section 162(m)(4)(C); (ii) conform to changes to the Securities and Exchange Commission Rule 16b-3; (iii) prospectively eliminate the award of stock appreciation rights under the Plan and to permit the award of restricted shares of Stock; and (iv) provide for certain administrative modifications that are intended to simplify Plan administration;

     NOW, THEREFORE, the Company hereby amends and restates the BancorpSouth, Inc. 1994 Stock Incentive Plan (the "Plan"), effective February 14, 1998:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 Affiliate. A "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of the Company.

     1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.

     1.3 Award. A right that is granted under the Plan to a Participant by the Company, which may be in the form of Options or Restricted Stock.

     1.4  Board.  The board of directors of the Company.

     1.5  Code.  The Internal Revenue Code of 1986, as amended.

     1.6 Committee. A committee composed of at least two individuals (or such number that satisfies section 162(m)(4)(C) of the Code and Rule 16b-3 of the Exchange Act) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the "stock incentive committee" or are otherwise designated to administer the Plan.

     1.7  Company.  BancorpSouth, Inc. and its successors.

     1.8 Date of Exercise. The date that the Company accepts tender of the exercise price of an Option.

     1.9  Exchange Act.  The Securities Exchange Act of 1934, as amended.

     1.10 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below (unless, where appropriate, the Committee determines in good faith the fair market value of the Stock to be otherwise):

        (a) If the Stock is reported on the New York Stock Exchange or the American Stock Exchange, then Fair Market Value shall be the closing price of the Stock on such exchange on which such Stock is traded on the trading day as of which Fair Market Value is being determined, or on the next preceding day on which such Stock is traded if no Stock was traded on such trading day.

        (b) If the Stock is not reported on the New York Stock Exchange or the American Stock Exchange but is reported on the Nasdaq National Market System or another Nasdaq automated quotation system, and market information is published on a regular basis, then Fair Market Value shall be the closing price of the

Stock, as so published, on the trading day as of which Fair Market Value is being determined, or the closing price on the next preceding trading day on which such prices were published if no Stock was traded on such trading day.

        (c) If market information is not so published on a regular basis, then Fair Market Value shall be the average of the high bid and low asked prices of the Stock in the over-the-counter market over a period of trading days that is reasonably representative of the normal trading of the Stock for the date on which Fair Market Value is being determined, as reported by a generally accepted reporting service.

        (d) If the Stock is not publicly traded, Fair Market Value shall be the value determined in good faith by the Committee or the Board. However, such determination shall not take into account any restriction on the stock, except for a restriction which by its terms will never lapse.

     1.11 Incentive Option. An Option that is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code. An Incentive Option, or a portion thereof, shall not be invalid for failure to qualify under section 422 of the Code, but shall be treated as a Nonqualified Option.

     1.12  Nonqualified Option.  An Option that is not an Incentive Option.

     1.13 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes both Incentive Options and Nonqualified Options.

     1.14 Participant. An officer, employee or consultant of the Company or of an Affiliate who either satisfies the requirements of Article IV and is selected by the Committee to receive an Award, or receives an Award pursuant to grant specified in this Plan.

     1.15  Plan.  The BancorpSouth, Inc. 1994 Stock Incentive Plan.

     1.16 Restricted Stock. A grant of Stock that is subject to restrictions on transfer and/or a risk of forfeiture by and to the Participant, as described in Section 4.5. Shares of Stock that are subject to any such restrictions or risks of forfeiture shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Agreement or Plan.

     1.17  Stock.  The common stock of the Company, $2.50 par value.

     1.18 Ten Percent Shareholder. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he is granted an Incentive Option. For the purpose of determining if an individual is a Ten Percent Shareholder, he shall be deemed to own any voting stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                   ARTICLE II

                                PURPOSE OF PLAN

     The purpose of the Plan is to provide a performance incentive to, and to encourage stock ownership by, officers, employees and other persons providing services to the Company and its Affiliates, and to align the interests of such individuals with those of the Company, its Affiliates and its shareholders. It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain in the employ of the Company or of its Affiliates. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

                                  ARTICLE III

                                 ADMINISTRATION

     3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

          (a) Interpret all provisions of this Plan;

          (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

          (c) Make amendments to all Agreements;

          (d) Adopt, amend and rescind rules for Plan administration; and

          (e) Make all determinations it deems advisable for the administration of this Plan.

     3.2 Authority to Grant Awards. The Committee shall have authority to grant Awards upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Award.

     3.3 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers subject to section 16(b) of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other Participants.

                                   ARTICLE IV

                     ELIGIBILITY AND LIMITATIONS ON GRANTS

     4.1 Participation. The Committee may from time to time designate officers, employees and other persons providing services to the Company and its Affiliates to whom Awards are to be granted and are eligible to become Participants. Such designation shall specify the number of shares of Stock, if any, subject to each Award. All Awards granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan.

     4.2 Grant of Awards. An Award shall be deemed to be granted to a Participant at the time that the Committee designates in a writing that is adopted by the Committee as the grant of an Award, and that makes reference to the Participant and the number of shares of Stock that are subject to the Award. Accordingly, an Award may be deemed to be granted prior to the approval of this Plan by the shareholders of the Company and prior to the time that an Agreement is executed by the Participant and the Company.

     4.3 Limitations on Grants. A person who is not an employee of the Company or an Affiliate is not eligible to receive an Incentive Option. No person may receive Awards with respect to more than 60,000 shares of Stock (subject to increases and adjustments as provided in Article VIII) in any one-year period.

     4.4 Limitation on Incentive Options. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year (under all stock incentive plans of the Company and its Affiliates) exceeds $100,000 (or the amount specified in section 422 of the Code), determined as of the date an Incentive Option is granted, such Options shall be treated as Nonqualified Options. This provision shall be applied by taking Incentive Options into account in the order in which they were granted.

     4.5 Restricted Stock. An award of Restricted Stock to a Participant is a grant of Stock that is subject to forfeiture and/or restrictions on transfer that are identified in an Agreement. The Committee may grant Restricted Stock to a Participant as a part of a "deposit share," "performance award" or any other arrangement established by the Committee and specified in an Agreement. A Participant who receives Restricted Stock shall be treated as a shareholder of the Company for all purposes, except that the rights of the Participant may be limited under the terms of the Agreement. Unless otherwise specified in an Agreement, Participants shall be entitled to receive dividends on and exercise voting rights with respect to shares of Restricted Stock.

                                   ARTICLE V

                             STOCK SUBJECT TO PLAN

     5.1 Source of Shares. Upon the exercise of an Option or the grant of an Award of Restricted Stock, the Company shall deliver to the Participant authorized but previously unissued Stock or Stock that is held by the Company as treasury stock.

     5.2 Maximum Number of Shares. Effective February 14, 1998, the maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Awards is increased by 1,000,000 shares to 1,458,000 shares, subject to increases and adjustments as provided in Article VIII. Provided, however, that the portion of this aggregate limit that may be issued pursuant to Awards that are Restricted Stock is limited to 46,800 shares of Stock.

     5.3 Forfeitures. If any Award granted hereunder expires or terminates for any reason without having been exercised in full, the shares of Stock subject thereto shall again be available for issuance of an Award under this Plan.

                                   ARTICLE VI

                               EXERCISE OF AWARDS

     6.1 Exercise Price. The exercise price of an Incentive Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted. In the case of a Ten Percent Shareholder, however, the exercise price of an Incentive Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted. The exercise price of a Nonqualified Option shall not be less than 85% of the Fair Market Value of a share of stock on the date the Nonqualified Option is granted. If the exercise price of an Option is changed after the date it is granted, such change shall be deemed to be a termination of the existing Option and the issuance of a new Option.

     6.2 Right to Exercise. An Award shall be exercisable on any date established by the Committee or provided for in an Agreement, provided, however, that Options shall not be exercisable and Restricted Stock shall not be transferable until at least six months after the Award is granted. A Participant must exercise an Incentive Option while he is an employee of the Company or an Affiliate or within the periods that may be specified in the Agreement after termination of employment, death, disability or a "change of control" (as defined in any change of control agreement to which the Company and any such Participant are parties).

     6.3 Maximum Exercise Period. The maximum period in which an Award may be exercised shall be determined by the Committee on the date of grant except that no Incentive Option shall be exercisable after the expiration of 10 years (five years in the case of Incentive Options granted to a Ten Percent Shareholder) from the date it was granted. The terms of any Award may provide that it is exercisable for a shorter period. All Incentive Options shall terminate on the date the Participant's employment with the Company terminates, except as otherwise provided in the Agreement with respect to termination of employment, death, disability or a "change of control" (as defined in any change of control agreement to which the Company and any such Participant are parties).

     6.4 Transferability. Generally, any Award granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant. However, a Nonqualified Option or Restricted Stock granted under this Plan may be transferable to the extent provided in an Agreement. Provided, further, that no right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.

     6.5 Employee Status. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an Award after termination of employment; provided, however, that if the period treated as employment with respect to an Incentive Option exceeds three months, such Option shall be deemed a Nonqualified Option.

                                  ARTICLE VII

                               METHOD OF EXERCISE

     7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.

     7.2 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash (including an exercise involving the pledge of shares and a loan through a broker described in Securities Exchange Commission Regulation T) or, to the extent approved by the Committee, Stock that was acquired prior to the exercise of the Option, other consideration acceptable to the Committee or a combination thereof.

     7.3 Federal Withholding Tax Requirements. Upon exercise of a Nonqualified Option by a Participant who is an employee of the Company or an Affiliate, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. Such withholding requirements shall not apply to the exercise of an Incentive Option, or to a disqualifying disposition of Stock that is acquired with an Incentive Option, unless the Committee gives the Participant notice that withholding described in this Section is required.

     7.4 Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to Options prior to the Date of Exercise of such Option. However, a Participant shall enjoy the rights to receive dividends and to vote shares of Restricted Stock beginning on the date that Restricted Stock is awarded.

     7.5 Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant receives an award of Restricted Stock or exercises an Option hereunder and executes any applicable shareholder agreement or agreement described in Section 9.2 that the Company requires at the time of exercise.

                                  ARTICLE VIII

                       ADJUSTMENT UPON CORPORATE CHANGES

     8.1 Adjustments to Shares. The maximum number of shares of stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options, and the exercise price thereof, shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

        (a) the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

        (b) the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

        (c) there occurs any other event which in the judgment of the Committee necessitates such action;

Provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Awards specified in Sections 4.3 and 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. Notwithstanding the foregoing, the Committee may not modify the Plan or the terms of any Awards then outstanding or to be granted hereunder to provide for the issuance under the Plan of a different class of stock or kind of securities.

     8.2 Substitution of Awards on Merger or Acquisition. The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Awards shall be determined by the Committee in its sole discretion, subject only to the limitations of Article V.

     8.3 Effect of Certain Transactions. The provisions of this Section 8.3 shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a "Change in Control," as defined in Section 8.3(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, (i) all shares of Restricted Stock that are outstanding at the time of the Change in Control shall become fully vested immediately prior to the Change in Control event, and (ii) all Options that are outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control event.

     (a) A Change in Control will be deemed to have occurred for purposes hereof, if:

          (1) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the Company or owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 25% of the total voting power represented by the Company's then outstanding Voting Securities (as defined below), or

          (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

          (3) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 65% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

          (4) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

For purposes of this Section 8.3(a), "Voting Securities" of an entity shall mean any securities of the entity which vote generally in the election of its directors.

     (b) If, as a result of the Change in Control, the Company is not the surviving entity after the transaction, or survives only as a subsidiary that is controlled by another entity, all Options that are held by the Participant immediately after the Change in Control shall be assumed by the entity which is the survivor of the transaction, or converted into options to purchase the common stock of the surviving entity, in a transaction to which section 424(a) of the Code applies.

     (c) Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an Award to the extent such acceleration of vesting would cause the Participant or holder of such Award to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Award did not occur. This Section 8.3(c) shall not apply to Awards that were granted prior to the February 14, 1998 amendment and restatement of this Plan.

     8.4 No Adjustment Upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

     8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Award. Any amounts tendered in the exercise of an Award remaining after the maximum number of whole shares have been purchased will be returned to the Participant in the form of cash.

                                   ARTICLE IX

                  COMPLIANCE WITH LAW AND REGULATORY APPROVAL

     9.1 General. No Award shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Award is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

     9.2 Representations by Participants. As a condition to the exercise of an Award, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Effect on Employment. Neither the amendment and restatement of this Plan, nor its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     10.4 Governing Law. The laws of the State of Mississippi shall apply to all matters arising under this Plan, to the extent that federal law does not otherwise apply or preempt Mississippi law.

     10.5 Compliance With Section 16 of the Exchange Act. With respect to persons subject to liability under section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or successor provisions) under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     10.6 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant's consent, except as necessary for Incentive Options to maintain qualification under the Code; and provided, further, that the shareholders of the Company must approve, in general meeting:

        (a) 12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued under Incentive Options or changes the employees (or class of employees) eligible to receive Incentive Options;

        (b) before the effective date thereof, any amendment that changes the number of shares in the aggregate which may be issued pursuant to Awards granted under the Plan or the maximum number of shares with respect to which any individual may receive options in any calendar year; and

        (c) before the effective date thereof, any amendment that increases the period during which Awards may be granted or exercised.

     10.7 Duration of Plan. This Plan shall continue until it is terminated by the Board pursuant to Section 10.6. However, no Incentive Option may be granted under this Plan with respect to the additional shares of Stock that are reserved for grant effective February 14, 1998, pursuant to Section 5.2, after February 13, 2008, which is 10 years after the date that this amendment and restatement of the Plan is adopted by the Board. No Incentive Option may be granted under this Plan after December 27, 2004, with respect to shares of Stock that were originally reserved for grant effective December 28, 1994. Incentive Options granted before such dates shall remain valid in accordance with their terms.

     10.8 Effective Date of Plan. This Plan was first adopted by the Board on December 28, 1994, was thereafter approved by the shareholders of the Company and was amended and restated effective February 14, 1998. All Awards granted hereunder shall be governed by the terms of this amended and restated Plan; provided, however, that the terms of the Plan prior to this amendment shall apply to the extent that the terms of this restated Plan would have a material adverse effect on the rights of a Participant under an outstanding Award, unless the Participant has given consent to the change, or would modify the vesting rights and rights to exercise an outstanding Award.

     IN WITNESS WHEREOF, the undersigned officer has executed this amendment and
restatement of the Plan on this the      day of             , 1998, but to be
effective as provided in Section 10.8.

                                          BANCORPSOUTH, INC.

                                          By:
                                             -----------------------------------

                                          Its:
                                              ----------------------------------

                                                                      APPENDIX B

                               BANCORPSOUTH, INC.

                    1995 NON-QUALIFIED STOCK OPTION PLAN FOR

                             NON-EMPLOYEE DIRECTORS

                  AMENDED AND RESTATED AS OF FEBRUARY 14, 1998

                               BANCORPSOUTH, INC.

                    1995 NON-QUALIFIED STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                                    PREAMBLE

     WHEREAS, effective January 24, 1995, BancorpSouth, Inc. (the "Company") previously established the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Plan"), in order to provide for the award of options to purchase the common stock of the Company ("Stock") to non-employee directors of the Company; and

     WHEREAS, the Company desires to amend and restate this Plan to conform with changes to the Securities and Exchange Commission Rule 16b-3 and to provide for certain administrative modifications;

     NOW, THEREFORE, the Company hereby amends and restates the Plan, effective February 14, 1998.

                                   ARTICLE I

                                  DEFINITIONS

     1.1 Affiliate. A "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of the Company.

     1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Option granted to such Participant.

     1.3 Award. A right that is granted under the Plan to a Participant by the Company, which may be in the form of Options or Restricted Stock.

     1.4  Board.  The board of directors of the Company.

     1.5  Code.  The Internal Revenue Code of 1986, as amended.

     1.6 Committee. The Board or a committee of two or more Board members who are designated by the Board to administer the Plan. In the absence of a designation of a Committee by the Board, the Board shall be the Committee.

     1.7  Company.  BancorpSouth, Inc. and its successors.

     1.8 Date of Exercise. The date that the Company accepts tender of the exercise price of an Option.

     1.9  Exchange Act.  The Securities Exchange Act of 1934, as amended.

     1.10 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below (unless, where appropriate, the Committee determines in good faith the fair market value of the Stock to be otherwise):

        (a) If the Stock is reported on the New York Stock Exchange or the American Stock Exchange, then Fair Market Value shall be the closing price of the Stock on such exchange on which such Stock is traded on the trading day as of which Fair Market Value is being determined, or on the next preceding day on which such Stock is traded if no Stock was traded on such trading day.

        (b) If the Stock is not reported on the New York Stock Exchange or the American Stock Exchange, but is reported on the Nasdaq National Market System or another Nasdaq automated quotation system, and market information is published on a regular basis, then Fair Market Value shall be the closing price of the Stock, as so published, on the trading day as of which Fair Market Value is being determined, or the closing price on the next preceding trading day on which such prices were published if no Stock was traded on such trading day.

        (c) If market information is not so published on a regular basis, then Fair Market Value shall be the average of the high bid and low asked prices of the Stock in the over-the-counter market over a period of trading days that is reasonably representative of the normal trading of the Stock for the date on which Fair Market Value is being determined, as reported by a generally accepted reporting service.

        (d) If the Stock is not publicly traded, Fair Market Value shall be the value determined in good faith by the Committee or the Board. However, such determination shall not take into account any restriction on the stock, except for a restriction which by its terms will never lapse.

     1.11 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes only options not qualified under section 422 of the Code.

     1.12  Participant.  A person who has been granted an Award pursuant to
Article IV.

     1.13 Plan. The BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors.

     1.14 Restricted Stock. A grant of Stock that is subject to forfeiture and/or restrictions on transfer that are identified in an Agreement. Shares of Stock that are subject to any such restrictions or risks of forfeiture shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Agreement or Plan.

     1.15  Stock.  The common stock of the Company, $2.50 par value.

                                   ARTICLE II

                                PURPOSE OF PLAN

     The purpose of the Plan is to maintain the Company's ability to attract and retain the services of experienced and highly-qualified non-employee directors and to encourage stock ownership by such directors, and to align the interests of such individuals with those of the Company, its Affiliates and its shareholders. It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain in the directorship of the Company. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

                                  ARTICLE III

                                 ADMINISTRATION

     3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:
          (a) Interpret all provisions of this Plan;

          (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

          (c) Make amendments to all Agreements;

          (d) Adopt, amend and rescind rules for Plan administration; and

          (e) Make all determinations it deems advisable for the administration of this Plan.

     3.2 Authority to Grant Options. The Committee shall have authority to grant Options upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.

                                   ARTICLE IV

                     ELIGIBILITY AND LIMITATIONS ON GRANTS

     4.1 Participation. Options shall be granted initially as of May 1, 1995 to each non-employee director serving the Company as a director on such date (i.e., a "Participant"). Thereafter on each May 1 during the term of the Plan, Options shall be granted automatically to each individual who is a director of the Company on such date but is not an employee of the Company or an Affiliate. The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option. Notwithstanding anything herein to the contrary, the Board may revoke, on or prior to each Grant Date, the next automatic grant of Options otherwise provided for by the Plan if no options have been granted to employees since the preceding Grant Date under the Company's 1994 Stock Incentive Plan or any other employee stock option plan that the Company might adopt hereafter.

     (a) Number. On each Grant Date prior to May 1, 1998, each Participant shall be granted an Option to purchase the number of shares of Stock rounded down to the nearest number of whole shares equal to 24,000 shares divided by the number of Participants on such Grant Date. On the Grant Date that occurs on May 1, 1998, each Participant shall receive an Option to purchase 600 shares of Stock. On each Grant Date that occurs after May 1, 1998, each Participant shall receive an Option to purchase 1,800 shares of Stock. The formula set forth above will not be affected by any decision of the Board to revoke an automatic grant. If, on any Grant Date during the term of the Plan, there are not sufficient shares of Stock that remain available pursuant to Section 5.2 to provide this automatic grant on such date, then the number of shares that can be purchased under the Option that is granted on that date shall be determined by dividing the number of shares of Stock which remain available pursuant to Section 5.2 by the number of Participants who are eligible to receive an Option on such Grant Date, with fractional shares rounded down to the nearest number of whole shares. All references to numbers of shares in this Section are subject to adjustment in accordance with Article VIII.

     (b) Price. The price at which each share of Stock covered by an Option shall be the Fair Market Value of Stock on the Grant Date of such Option.

     (c) Option Period. The period within which each Option may be exercised shall commence upon the date of the first annual shareholders meeting of the Company that follows the Grant Date by at least six months (the "Annual Meeting") and shall expire, in all cases, ten years from the Grant Date of such Option (the "Option Period"), unless terminated sooner pursuant to Section 4.1(d).

     (d) Termination of Service, Death, Etc. Notwithstanding the term of an Option stated under Section 4.1(c), each Agreement shall provide for earlier termination of an Option under the following conditions:

          (1) If the directorship of the Participant is terminated within the Option Period on account of fraud, dishonesty or other acts detrimental to the interests of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination.

          (2) If the Participant shall die prior to the end of the Option Period while a director of the Company, or during the additional three-month period provided by Section 4.1(d)(3), the Option may be exercised, to the extent that the Participant was entitled to exercise it at the date of the Participant's death, within one year after such date (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of the Participant, or by person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance.

          (3) If the directorship of a Participant is terminated for any reason (other than because of normal retirement or the circumstances otherwise specified by this Section 4.1(d) within the Option Period, the Option may be exercised, to the extent the Participant was able to do so at the date of termination of the directorship, within three months after such termination (if otherwise within the Option Period), but not thereafter. Upon a Participant's retirement in accordance with the Company's normal retirement policies, all Options and Rights then outstanding shall remain in effect in accordance with their terms.

     4.2 Restricted Stock. On the Grant Date that occurs on May 1, 1998, each Participant shall be awarded 400 shares of Restricted Stock (subject to adjustment in accordance with Article VIII). Thereafter, no further awards of Restricted Stock will be made. Except for the restrictions described in this Section or in an Agreement, a Participant who receives Restricted Stock shall be treated as a shareholder of the Company with respect to such shares for all purposes. Unless otherwise specified in an Agreement, Participants shall be entitled to receive dividends on and exercise voting rights with respect to shares of Restricted Stock.

     (a) Vesting of Restricted Stock. Except as otherwise expressly provided herein, Restricted Stock awarded hereunder shall be forfeited to the Company to the extent that it is not vested on the date that the directorship of a Participant is terminated. For this purpose, the shares of Restricted Stock awarded to each Participant on May 1, 1998 shall become vested on the following dates:

          (1) 133 shares on May 1, 1999.

          (2) An additional 133 shares on May 1, 2000.

          (3) An additional 134 shares on May 1, 2001.

     (b) Retirement, Death, Etc. Prior to the occurrence of a forfeiture described in Section 4.2(a), all shares of Restricted Stock shall become fully vested if the Participant dies while a director of the Company or retires in accordance with the Company's normal retirement policies.

     4.3 Agreements. All Awards granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and such other provisions as the Committee may adopt that are not inconsistent with the Plan.

                                   ARTICLE V

                             STOCK SUBJECT TO PLAN

     5.1 Source of Shares. Upon the exercise of an Option or the grant of Restricted Stock, the Company shall transfer to the Participant authorized but previously unissued Stock or, if determined by the Board, shares of Stock that are held in treasury.

     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to this Plan is 192,000 shares, subject to increases and adjustments as provided in Article VIII. From this limit, no more than 4,000 shares of Stock may be issued as Restricted Stock.

     5.3 Forfeitures. If any Award granted hereunder is forfeited, expires or terminates for any reason, in part or whole, the shares of Stock subject thereto which are not issued pursuant to that Award shall again be available for issuance of an Award under this Plan.

                                   ARTICLE VI

                              EXERCISE OF OPTIONS

     6.1 Restriction on Exercise. Options shall not be exercisable and Restricted Stock shall not be transferable until at least six months after an Award is granted.

     6.2 Maximum Exercise Period. The maximum period in which an Option may be exercised shall be 10 years after the date it is granted.

     6.3 Transferability. An Option granted under this Plan may be transferable to the extent provided in an Agreement. Provided, however, that no right or interest of a Participant in any Option or Restricted Stock shall be liable for, or subject to, any lien, obligation or liability of such Participant.

                                  ARTICLE VII

                               METHOD OF EXERCISE

     7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine, but in no event sooner than six months from the date of grant.

     7.2 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash (including an exercise involving the pledge of shares and a loan through a broker described in Securities Exchange Commission Regulation T) or, to the extent approved by the Committee, Stock that was acquired prior to the exercise of the Option, other consideration acceptable to the Committee or a combination thereof.

     7.3 Federal Withholding Tax Requirements. Upon exercise of an Option, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements.

     7.4 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to Options prior to the Date of Exercise of such Option.

     7.5 Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder and executes any applicable shareholder agreement or agreement described in Section 9.2 that the Company requires at the time of exercise.

                                  ARTICLE VIII

                       ADJUSTMENT UPON CORPORATE CHANGES

     8.1 Adjustments to Shares. The maximum number of shares of stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options, and the exercise price thereof, shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

        (a) the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

        (b) the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

        (c) there occurs any other event which in the judgment of the Committee necessitates such action;

Provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Options specified in
Section 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. Notwithstanding the foregoing, the Committee may not modify the Plan or the terms of any Options then outstanding or to be granted hereunder to provide for the issuance under the Plan of a different class of stock or kind of securities.

     8.2 Effect of Certain Transactions. The provisions of this Section 8.2 shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a "Change in Control," as defined in Section 8.2(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, (i) all shares of Restricted Stock that are outstanding at the time of the Change in Control shall become fully vested immediately prior to the Change in Control event, and (ii) all Options that are outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control event.

     (a) A Change in Control will be deemed to have occurred for purposes hereof, if:

          (1) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the Company or owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 25% of the total voting power represented by the Company's then outstanding Voting Securities (as defined below), or

          (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

          (3) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 65% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

          (4) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

For purposes of this Section 8.2(a), "Voting Securities" of an entity shall mean any securities of the entity which vote generally in the election of its directors.

     (b) If, as a result of the Change in Control, the Company is not the surviving entity after the transaction, or survives only as a subsidiary that is controlled by another entity, all Options that are held by the Participant immediately after the Change in Control shall be assumed by the entity which is the survivor of the transaction, or converted into options to purchase the common stock of the surviving entity, in a transaction to which section 424(a) of the Code applies.

     (c) Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an Award to the extent such acceleration of vesting would cause the Participant or holder of such Award to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Award did not occur. This Section 8.2(c) shall not apply to Awards that were granted prior to the February 14, 1998 amendment and restatement of this Plan.

     8.3 No Adjustment Upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

     8.4 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant in the form of cash.

                                   ARTICLE IX

                  COMPLIANCE WITH LAW AND REGULATORY APPROVAL

     9.1 General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

     9.2 Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     10.2 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     10.3 Governing Law. The internal laws of the State of Mississippi shall apply to all matters arising under this Plan, except to the extent that federal law does not otherwise apply or preempt Mississippi law.

     10.4 Compliance With Section 16 of the Exchange Act. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or successor provisions) under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     10.5 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent; and provided, further, that the shareholders of the Company must approve, in general meeting, before the effective date thereof, any amendment that changes the number of shares in the aggregate which may be issued pursuant to Options granted under the Plan.

     10.6 Duration of Plan. This Plan shall continue until it is terminated by the Board pursuant to Section 10.5.

     10.7 Effective Date of Plan. This Plan was first adopted by the Board on January 24, 1995, and was thereafter approved by the shareholders of the Company. Effective February 14, 1998, all Awards granted hereunder shall be governed by the terms of this amended and restated Plan; provided, however, that the terms of the Plan prior to this amendment shall apply to the extent that the terms of this restated Plan would have a material adverse effect on the rights of a Participant under an outstanding Award, unless the Participant has given consent to the change, or would modify the vesting rights and rights to exercise an outstanding Award.

     IN WITNESS WHEREOF, the undersigned officer has executed this restated and
amended Plan on this the      day of             , 1998, but to be effective as
of the dates specified in Section 10.7.

                                          BANCORPSOUTH, INC.

                                          By:
                                             -----------------------------------

                                          Its:
                                              ----------------------------------

                                                                      APPENDIX C

PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               BANCORPSOUTH, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Fletcher H. Goode, M.D., A. Douglas Jumper and Travis E. Staub, or any of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the annual meeting of shareholders of BancorpSouth, Inc., to be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, on Tuesday, April 21, 1998, at 7:00 p.m. (Central Time), and at any adjournment thereof.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (A) FOR THE ELECTION AS CLASS III DIRECTORS OF THE NOMINEES NAMED ON THE BACK OF THIS CARD, (B) FOR APPROVAL OF THE AMENDMENTS AND RESTATEMENTS OF THE COMPANY'S 1994 STOCK INCENTIVE PLAN AND 1995 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, (C) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS, AND (D) IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

1. Election of Class III Directors.

      [ ]  FOR all nominees listed                                [ ]  WITHHOLD AUTHORITY to vote for all
           (except marked to the contrary)                             nominees listed

                         Nominees: Aubrey B. Patterson
                            Andrew R. Townes, D.D.S.

 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                        HIS NAME ON THE FOLLOWING SPACE:

2. Proposal to approve the amendments and restatements of the Company's 1994 Stock Incentive Plan and 1995 Non-Qualified Stock Option Plan for Non-Employee Directors.


     FOR       AGAINST       ABSTAIN
     [ ]         [ ]           [ ]

3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company and its subsidiaries for 1998.


     FOR       AGAINST       ABSTAIN
     [ ]         [ ]           [ ]

                                                 The undersigned instructs that
                                                 this Proxy be voted as marked.

                                                 Dated:                   , 1998
                                                       -------------------

                                                 -------------------------------
                                                    Signature of Shareholder

                                                 -------------------------------
                                                    Signature if held jointly

                                                 Please sign your name as it
                                                 appears on this Proxy. In case
                                                 of multiple or joint ownership,
                                                 all should sign. When signing
                                                 as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, give full title as
                                                 such.